As filed with the Securities and Exchange Commission on April 17, 2012

No. 333-179146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	3841	98-0573252
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4690 Executive Drive, Suite 250

San Diego, CA 92121

(855) 662-6732

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Punit Dhillon

President and Chief Executive Officer

4690 Executive Drive, Suite 250

San Diego, CA 92121

(855) 662-6732

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Steven G. Rowles, Esq.

Jeannette V. Filippone, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

(858) 720-5100

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-179146) (as amended, the “Registration Statement”) initially filed by Oncosec Medical Incorporated, a Nevada corporation (the “Company”), on January 24, 2012 and declared effective by the Securities and Exchange Commission on March 23, 2012, which registers $20,000,000 in shares of the Company’s common stock (the “Common Stock”), warrants to purchase Common Stock, and shares of Common Stock issuable upon the exercise of such warrants.

As of the date hereof, the offering of the securities registered under the Registration Statement has terminated and the Company has sold in such offering 31,000,000 shares of Common Stock at a price of $0.25 per share, or $7,750,000 worth of Common Stock, and warrants to purchase up to 31,000,000 shares of Common Stock at an exercise price of $0.35 per share, or $10,850,000 worth of Common Stock.

Pursuant to the Company’s undertakings in Part II, Item 17 of the Registration Statement, this Post-Effective Amendment No. 1 is being filed by the Company for the purpose of removing from registration all of the securities registered under the Registration Statement that remain unsold at the termination of the offering, which is an aggregate amount of $5,400,000 in shares of Common Stock consisting of $2,250,000 in shares of Common Stock and $3,150,000 in shares of Common Stock issuable upon exercise of warrants. The Registration Statement remains effective with respect to the $10,850,000 in shares of Common Stock issuable upon the exercise of the warrants issued in the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on April 17, 2012.

ONCOSEC MEDICAL INCORPORATED
By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE
	/s/ Punit Dhillon	President and Chief Executive Officer (Principal Executive Officer)	April 17, 2012
Punit Dhillon
	/s/ Veronica Vallejo	Vice President, Finance and Controller (Principal Financial and Accounting Officer)	April 17, 2012
Veronica Vallejo

	*	Director	April 17, 2012
Dr. James DeMesa

	*	Director	April 17, 2012
Dr. Avtar Dhillon

	*	Director	April 17, 2012
Dr. Anthony Maida, III

*By:	/s/ Punit Dhillon
Punit Dhillon
Attorney-in-Fact

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